Exhibit 10.1

GUARANTY AND SUPPORT AGREEMENT

This Guaranty and Support Agreement (this “Agreement”), dated as of             , 2016 (the “Effective Date”), is made between Magellan Petroleum Corporation, a Delaware corporation (“Magellan”), and Total Delaware, Inc., a Delaware corporation (“Purchaser”).

RECITALS:

WHEREAS, Tellurian Investments Inc. (“Tellurian”), Magellan, and a wholly-owned subsidiary of Magellan (“Merger Sub”) are parties to that certain Merger Agreement dated as of August 2, 2016, as amended on November 23, 2016 (as further amended, restated, supplemented and/or otherwise modified from time to time, the “Magellan Merger Agreement”), pursuant to which, at the closing (the “Merger Closing”) of the transactions contemplated by the Magellan Merger Agreement, Tellurian would merge with Merger Sub and the holders of shares of Tellurian common stock would be issued shares of Magellan common stock;

WHEREAS, prior to the execution hereof, Tellurian and Purchaser have entered into that certain Common Stock Purchase Agreement attached hereto as Exhibit A (the “Tellurian Purchase Agreement”), pursuant to which Purchaser is purchasing 35,384,615 shares of common stock, par value $0.01 per share, of Tellurian (“Tellurian Common Stock”), which shares will be issued pursuant to and have terms set forth in the Amended and Restated Certificate of Incorporation of Tellurian;

WHEREAS, as a condition to Purchaser entering into the Tellurian Purchase Agreement, Purchaser requires that Magellan enter into this Agreement; and

WHEREAS, if the Merger Closing occurs, (i) the investment by Purchaser in Tellurian pursuant to the Tellurian Purchase Agreement will directly and indirectly benefit Magellan, and thus (ii) the execution, delivery and performance of this Agreement will be necessary and convenient to the conduct, promotion and attainment of the business of Magellan.

AGREEMENT:

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Defined Terms. Certain defined terms are set forth in Section 8.

2. Guaranty and Support. From and after the date of the Merger Closing, Magellan hereby unconditionally and irrevocably (a) guarantees the performance by Tellurian of Tellurian’s obligations to holders of Tellurian Common Stock under the Tellurian Purchase Agreement and (b) agrees to perform all obligations of Magellan that Tellurian is obligated to cause Magellan to perform thereunder; provided, however, that Magellan shall have no obligation under this Section 2 before the Merger Closing has occurred.

3. Termination. This Agreement shall automatically terminate if (a) the Magellan Merger Agreement has been terminated and (b) the Merger Closing has not occurred.

4. Representations, Warranties and Covenants of Magellan. As of the date of this Agreement, Magellan represents, warrants and, as applicable, covenants to Purchaser that:

(a) Magellan is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing in any jurisdiction other than Delaware could not reasonably be expected to materially and adversely affect Magellan. Magellan and its subsidiaries have the requisite corporate or entity power and authority to own and hold their properties and to carry on their business as now conducted and as proposed to be conducted, and Magellan has the requisite corporate power and authority to execute, deliver and perform this Agreement.

(b) Magellan’s execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby will not (i) result in a violation of Magellan’s Certificate of Incorporation (as amended, the “Charter”), Magellan’s Bylaws (as amended, the “Bylaws”) or any other organizational document of Magellan or any of its subsidiaries, (ii) result in a violation of any applicable Law, any rule or regulation of any self-regulatory organization or other nongovernmental regulatory authority, or any material order, injunction, judgment or decree of any Governmental Authority, (iii) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which Magellan, any of its subsidiaries or any of their respective properties or assets is bound, (iv) result in the creation or imposition of any material Lien upon Magellan, any of its subsidiaries or any of their material properties or assets or (v) require any consent, approval, notification, waiver or other similar action from any third party. No provision of this Agreement violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other party under any material indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which Magellan or any of its subsidiaries is a party.

(c) All representations and warranties of Magellan set forth in the Magellan Merger Agreement are, subject to disclosures made in the disclosure schedules, true and correct in all material respects and there has been no material breach or default thereof (or with due notice or lapse of time or both, no occurrence that would constitute a material breach or default thereof).

(d) True, correct, and complete copies of the Charter, the Bylaws and the other organizational documents of Magellan have been provided to Purchaser. All such organizational documents have been duly adopted, duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of Magellan, enforceable against Magellan in accordance with their respective terms except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(e) Subject to the accuracy of Purchaser’s representations and warranties set forth in the Tellurian Purchase Agreement at all relevant times, no registration or filing with, or consent or approval of or other action by, any Governmental Authority or any third party is or will be necessary for Magellan’s valid execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than those (i) which have previously been obtained or made, (ii) required by the Securities and Exchange Commission in connection with Magellan’s obligations under the Registration Rights Agreement to be entered into in accordance with Section 22 hereof or (iii) required under the state securities or “Blue Sky” Laws, which will be obtained or made, and will be effective within the time periods required by law.

(f) All corporate action required to be taken by Magellan or any of its shareholders for execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been validly taken other than the vote of Magellan’s shareholders to approve the transactions contemplated by the Magellan Merger Agreement. This Agreement has been duly executed and delivered by Magellan and constitutes the legal, valid and binding obligation of Magellan, enforceable against Magellan in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and general principles of equity.

(g) Magellan’s authorized capital stock consists of (i) 50,000,000 shares of preferred stock, par value $0.01 per share (“Magellan Preferred Stock”), of which 5,467,851 shares have been designated Series B convertible preferred stock, and (ii) 300,000,000 shares of common stock, par value $0.01 per share (“Magellan Common Stock”). On the date hereof, [5,879,610] shares of Magellan Common Stock and zero shares of Magellan Preferred Stock were issued and outstanding.

(h) All of the outstanding shares of Magellan Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and have been issued in compliance with all applicable laws, rules and regulations, and are not subject to any preemptive rights. There are no preemptive rights to purchase any securities of Magellan or any of its subsidiaries. Except (i) for 90,350 shares of Magellan Common Stock issuable to the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC pursuant to the purchase and sale agreement, effective as of September 30, 2016, by and among Magellan and the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC and (ii) as set forth in Section 3.2 of the Magellan Merger Agreement and the corresponding disclosure schedule, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Magellan Common Stock, Magellan Preferred Stock or other securities of Magellan or any of its subsidiaries.

(i) Except as described in the Charter or imposed by applicable law, there are no restrictions upon the voting or transfer of, any equity interests of Magellan. Magellan will not grant (other than as disclosed in Section 4(h) of the Company Disclosure Schedule to the Tellurian Purchase Agreement) any registration rights to any Person that would provide such Person priority over Purchaser’s rights with respect to any “Piggyback Registration” (as such term or a similar term is defined in the Registration Rights Agreement to be entered into in accordance with Section 22 hereof).

(j) Neither Magellan nor any of its subsidiaries is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Magellan is not a “shell company” as such term is defined in Rule 405 promulgated under the Securities Act, and, following the consummation of the transactions contemplated by the Magellan Merger Agreement, the surviving company will not be subject to the provisions of Rule 144(i) promulgated under the Securities Act.

(k) Magellan and, to Magellan’s knowledge, Magellan’s directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(l) Neither Magellan nor any of its subsidiaries has, directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under any applicable Anti-Corruption Laws (as defined below) of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the Effective Date applicable to Magellan and its subsidiaries and their respective operations. Magellan has instituted and maintained policies and procedures designed to ensure compliance with such Laws.

(m) None of Magellan, any of its subsidiaries or, to Magellan’s knowledge, any of its affiliates, nor, to Magellan’s knowledge, any of their respective directors, officers, employees, agents or other representatives, or anyone acting on behalf of any of the foregoing, is aware of or has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any analogous anticorruption Laws applicable to Magellan, any of its subsidiaries or any of its affiliates, as applicable (collectively, “Anti-Corruption Laws”), including offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a foreign governmental official and used for the purpose of (i) influencing any act or decision of a foreign governmental official or other Person, including a decision to fail to perform official functions, (ii) inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, (iii) securing any improper advantage, or (iv) inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist Magellan, any of its subsidiaries or any of its affiliates in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anti-Corruption Laws.

(n) No proceeding by or before any Governmental Authority involving Magellan, any of its subsidiaries or any of its affiliates, or, to Magellan’s knowledge, any of their respective directors, officers, employees, or agents, or anyone acting on behalf of the foregoing, with respect to any applicable Anti-Corruption Laws is pending or, to Magellan’s knowledge, threatened. No civil or criminal penalties have been imposed on Magellan, any of its subsidiaries or any of its affiliates with respect to violations of any applicable Anti-Corruption Law, nor have any disclosures been submitted to any Governmental Authority with respect to violations of the Anti-Corruption Laws.

(o) The operations of Magellan and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Magellan or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to Magellan’s knowledge, threatened.

(p) To Magellan’s knowledge, there are no material impediments (other than approval by Tellurian’s shareholders and Magellan’s shareholders and resolving all outstanding comments from the SEC with respect to the Registration Statement on Form S-4 filed in connection with the Magellan Merger Agreement) to the consummation of the transactions contemplated by the Magellan Merger Agreement. In Magellan’s reasonable belief, the outstanding comments from the SEC with respect to the Registration Statement are not material in nature and neither those comments nor the other conditions precedent set forth in the Magellan Merger Agreement (other than the respective shareholder votes) are expected to materially impede or impact the transactions contemplated by the Magellan Merger Agreement.

(q) Magellan shall use its commercially reasonable efforts to expeditiously consummate the transactions contemplated by the Magellan Merger Agreement.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Magellan that all of Purchaser’s representations and warranties contained within Section 4 of the Tellurian Purchase Agreement are true and correct.

6. Indemnification.

(a) All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the consummation of the transactions contemplated hereby.

(b) Subject to the other terms and conditions of this Section 6, Magellan shall defend, indemnify and hold harmless Purchaser, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Magellan contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Magellan pursuant to this Agreement or any document to be delivered hereunder.

(c) Subject to the other terms and conditions of this Section 6, Purchaser shall defend, indemnify and hold harmless Magellan, its affiliates and their respective stockholders, directors,

officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or any document to be delivered hereunder or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement or any document to be delivered hereunder.

(d) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”), but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Any such notice shall state the nature and the basis of such claim to the extent then known. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim, action, suit, proceeding or governmental investigation by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim, action, suit, proceeding or governmental investigation with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such claim, action, suit, proceeding or governmental investigation, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such claim, action, suit, proceeding or governmental investigation, the Indemnified Party may, but shall not be obligated to, defend against such claim, action, suit, proceeding or governmental investigation in such manner as it may deem appropriate, including settling such claim, action, suit, proceeding or governmental investigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any claim, action, suit, proceeding or governmental investigation without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

7. Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or described herein or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

8. Certain Defined Terms. The following capitalized terms shall have the following definitions for purposes of this Agreement:

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement, and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

9. Waiver, Amendment. Neither this Agreement nor any provision hereof shall be modified, waived, changed, discharged or terminated except by an instrument in writing, signed by both parties (in the case of a modification) or, in all other cases, the party against whom any waiver, change, discharge or termination is sought.

10. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party.

11. Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12. Submission to Jurisdiction. With respect to any suit, action or proceeding arising out of or relating to this Agreement (“Proceedings”), each party hereto irrevocably submits to the jurisdiction of the federal or state courts located in Harris County, Texas, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

16. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to Magellan:	Magellan Petroleum Corporation 1775 Sherman Street, Suite 1950 Denver, Colorado 80203 Attn: Antoine Lafargue E-mail: alafargue@magellanpetroleum.com

If to Purchaser:	TOTAL Delaware, Inc. 1201 Louisiana Street, Suite 1800 Houston, Texas 77002 Attn: General Counsel Elizabeth.matthews@total.com with a copy (which shall not constitute notice) to:

TOTAL Delaware, Inc.

c/o Total SA – Gas, Power & Renewables

2 place Jean Miller

92078 Paris La Defense Cedex

Attn: Isabelle Salhorgne

E-mail: isabelle.salhorgne@total.com

and

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attn: Glen J. Hettinger

E-mail: glen.hettinger@nortonrosefulbright.com

17. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than Magellan and Purchaser, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement with respect to the rights granted by Magellan or any of its affiliates or Purchaser or any of its affiliates. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

20. No Recourse Against Others. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) Magellan and Purchaser and any other Person expressly party thereto. No Person other than the Persons expressly party thereto, including no member, partner, stockholder, affiliate or representative thereof, nor any member, partner, stockholder, affiliate or representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or their negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of Magellan and its subsidiaries hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

21. Transaction Expenses. Magellan and Purchaser will each pay for their own transaction expenses related to this Agreement.

22. Certain Magellan Agreements. If the transactions contemplated by the Magellan Merger Agreement have closed, then promptly after such closing, Magellan shall execute and deliver (and Purchaser will execute and deliver) (i) a customary Registration Rights Agreement that includes, among other provisions, the terms set forth in Exhibit B, and (ii) a customary Preemptive Rights Agreement with the terms set forth in Exhibit C.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:
Name:
Title:

TOTAL DELAWARE, INC.

By:
Name:
Title:

[Signature Page to Guaranty and Support Agreement]

EXHIBIT A

Common Stock Purchase Agreement

[See Exhibit 99.1]

EXHIBIT B

Registration Rights Agreement Terms

As soon as practicable following receipt of a request from Purchaser, Magellan shall use its reasonable best efforts to (i) file a registration statement registering the sales of shares of Magellan Common Stock issued to Purchaser pursuant to the Magellan Merger Agreement, (ii) have the registration statement declared effective within 180 days after filing with the SEC and (iii) maintain the effectiveness of the registration statement until such time as Purchaser’s shares of Magellan Common Stock (and all Persons with whom sales by Purchaser are required to be aggregated under Rule 144) can be sold without limitation. Purchaser shall also have customary piggyback rights, other than in connection with an underwriting that is solely a new equity issuance by Magellan. Magellan shall have customary “black out” rights with respect to any registration statement filed pursuant to Purchaser’s registration rights, provided, however, that such “black out” rights shall not be exercisable for more than 90 days in any 12-month period. In addition, Purchaser shall agree to maintain the confidentiality of non-public information regarding Magellan of which it becomes aware as a result of its right to designate a member of Magellan’s board of directors, and not to trade in Magellan securities while in possession of material non-public information regarding Magellan.

EXHIBIT C

Preemptive Rights Agreement Terms

Magellan will undertake commercially reasonable efforts to provide Purchaser with advance written notice of any proposed offering of Magellan equity securities (including any securities or rights convertible into Magellan equity securities, collectively, “Securities”), other than an Excepted Offering.

Prior to or in connection with the consummation of any offering of Securities, other than an Excepted Offering or an ATM Offering (any such offering, an “Offering”), Magellan will promptly notify Purchaser of the terms of such Offering (the “Offering Notice”), and Purchaser shall have a right to purchase Securities of the kind offered in such Offering on the following terms:

(a)	Purchaser shall be entitled to purchase such Securities up to such aggregate amount as would permit Purchaser to maintain the same pro rata equity ownership percentage in Magellan it had immediately prior to the consummation of such Offering (based, in each case, upon Purchaser’s fully diluted equity ownership percentage in Magellan immediately prior to the consummation of such Offering). Purchaser acknowledges that any such Securities will be issued by Magellan in a private placement with an appropriate restrictive legend.

(b)	In the event the Offering is conducted as a registered public offering, Purchaser shall be entitled to purchase such Securities at the public offering price for such Offering.[1] In the event the Offering is conducted as a private placement, Purchaser shall be entitled to purchase such Securities at the same price that was paid by the purchasers of Securities in such Offering.

(c)	Purchaser shall have seven calendar days from the date of the Offering Notice to elect to purchase, and to fully fund the purchase, of any such Securities. If Purchaser does not elect to purchase any Securities and/or does not provide immediately available funds for the purchase of such Securities to Magellan within seven business days of the date of the Offering Notice, Purchaser’s rights to purchase such Securities shall terminate.

Notwithstanding the foregoing, if Magellan conducts an ATM Offering, Magellan will not be required to provide Purchaser with advance notice of any such offering, however, Magellan Petroleum will be required to offer (an “ATM Offer”) Purchaser the opportunity to purchase Securities on a quarterly basis up to such aggregate amount as would enable Purchaser to maintain the same pro rata equity ownership percentage in Magellan it had immediately prior to the later of (i) the commencement of such ATM Offering, and (ii) the completion or expiration of the last ATM Offer made by Magellan to Purchaser in connection with such ATM Offering, on the following terms:

(a)	Purchaser shall be entitled to purchase such Securities at price equal to the volume weighted average price at which Securities were sold pursuant to such ATM Offering over the immediately preceding three month period.

(b)	Purchaser shall have seven calendar days from the date of the offer pursuant to this Section to elect to purchase, and to fully fund the purchase, of any such Securities. If Purchaser does not elect to purchase any Securities and/or does not provide immediately available funds for the purchase of such Securities to Magellan within seven calendar days of the date the offer pursuant to this Section , Purchaser’s rights to purchase such Securities shall terminate.

[1]	In the case of an underwritten registered offering in which there is a separate closing for this issuance of Securities pursuant to the underwriters’ over-allotment option, Magellan would provide a separate Offering Notice to Purchaser with respect to such issuance.

The term “Excepted Offering” shall mean any offering of Securities (a) in connection with any merger, acquisition, joint venture or other similar transaction; (b) pursuant to any equity incentive plan or any director or employee benefit plan; (c) to be issued to members of the Magellan Board pursuant to the terms of the Magellan Merger Agreement; (d) to be issued to Petrie Partners Securities, LLC (“Petrie”) pursuant to the terms of the engagement letter, dated as of June 29, 2015, by and between Magellan and Petrie Partners, LLC, an affiliate of Petrie, which engagement letter was amended in certain respects as of March 14, 2016, and assigned to Petrie; (e) to be issued pursuant to the purchase and sale agreement, effective as of September 30, 2016, by and among Magellan and the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC; or (f) pursuant to the terms of the Tellurian Preferred Stock issued pursuant to the terms of the GE Stock Purchase Agreement.

The term “ATM Offering” shall mean an at-the-market offering of Securities or other similar offering of Securities.

Notwithstanding the foregoing, Magellan shall not be obligated to take any actions hereunder that, based upon the advice of counsel, would violate or otherwise conflict with any applicable law, regulation or any securities exchange requirement. Magellan shall use commercially reasonable efforts to address any legal obstacle to taking any actions contemplated hereunder as soon as reasonably practicable. In the event the approval of Magellan’s stockholders is required to effect or otherwise consummate the terms as contemplated hereunder, Magellan agrees to take all commercially reasonable actions within its control (including calling Board and stockholder meetings) to obtain any such stockholder approval.

Notwithstanding the foregoing, Purchaser’s rights and Magellan’s obligations under this Section     , shall terminate in the event Purchaser’s fully diluted equity ownership percentage in Magellan is less than 10%.